Exhibit 99.5

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer or Director of Equitable Financial Life Insurance Company of America (the “Company”), a stock life insurance company, hereby constitutes and appoints José Ramón González, Dave S. Hattem, Kurt Meyers, Ralph A. Petruzzo, Shane Daly and Robert Negron, each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any and all registration statements (and amendments thereto) by the Company or its separate accounts relating to annuity contracts and life insurance policies under the Securities Act of 1933 and/or the Investment Company Act of 1940, including but not limited to the “Registration Statements,” as defined below, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

The “Registration Statements” covered by the Power of Attorney are defined to include the registration statements listed below:

Equitable America Variable Account A (811-05166)
033-14362
033-20453
033-20696
333-59717
333-72632
333-91776
333-92066
Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account 70A (811-23609)
333-248907
Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account K (811-22886)
333-191149
333-191150
333-207014
333-229237
333-229238
Form N-6 registration statements to be filed as necessary.

Equitable America Variable Account L (811-04234)
002-95990

033-82570
333-56969
333-64417
333-72578
333-72596
333-104162
333-134304
Form N-6 registration statements to be filed as necessary.

Equitable America Variable Account S (811-05100)
033-13183
Form N-6 registration statements to be filed as necessary.

Equitable Financial Life Insurance Company of America
333-210276
333-223704
333-229747
333-236437
333-251416

Form S-1 or S-3 registration statements to be filed, as necessary, for Market Value Adjustment interests under MONY Variable Annuity and MONY Custom Master contracts issued by Equitable Life Insurance Company of America.
Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered with certain flexible premium variable life insurance policies.  This includes, but is not limited to each Market Stabilizer Option®.
Form S-1, S-3, N-4 or N-6 registration statements to be filed as necessary, including but not limited to any registration statements filed to continue the offering of, and/or register more securities for, any securities offered by the registration statements identified above.

The undersigned has hereunto set his or her hand this 31st day of March, 2021.

Signature	Title

____________/s/ Daniel G. Kaye________ Daniel G. Kaye	Director
____________/s/ Francis Hondal________ Francis Hondal	Director
__________/s/ Joan Lamm-Tennant_____ Joan Lamm-Tennant	Director
_____________/s/ Kristi Matus________ Kristi Matus	Director
__________ /s/ Ramon de Oliveira_____ Ramon de Oliveira	Chairman of the Board and Director
____________/s/ Mark Pearson________ Mark Pearson	Chief Executive Officer and Director
____________/s/ Bertram Scott _______ Bertram Scott	Director
___________/s/ George Stansfield_______ George Stansfield	Director
_________/s/ Charles G.T. Stonehill_____ Charles G.T. Stonehill	Director
______________/s/ Robin Raju_________ Robin Raju	Senior Executive Vice President and Chief Financial Officer
___________/s/ William Eckert________ William Eckert	Senior Vice President and Chief Accounting Officer

EFLOA